Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113688) pertaining to the CARBO Ceramics Inc. Savings and Profit Sharing Plan of our report dated June 25, 2010, with respect to the financial statements and schedule of CARBO Ceramics Inc. Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

New Orleans, Louisiana
June 25, 2010